SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  August 8, 1997


                            INTERJET NET CORPORATION
             (Exact name of registrant as specified in its charter)


                                PICOMETRIX, INC.
                                  (Former Name)

                                    Delaware
                 (State or other jurisdiction of incorporation)


         0-24408                                                      33-0611753
(Commission File Number)                       (IRS Employer Identification No.)


15554 FM 529, Suite 123, Houston, Texas                                  77095
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:  (714) 723-2183

Item 1.       Change in Control of Registrant.
Item 2.       Acquisition or Disposition of Assets.

              As previously reported on a Current Report on Form 8-K dated August 8, 1997, on August 8, 1997, Interjet Net Corporation, (formerly Picometrix, Inc.) (the "Registrant") acquired Interjet Net, Inc., a Nevada corporation ("Interjet") pursuant to an Agreement and Plan of Reorganization.

Item 5.       Other Events.

              The  following   information  is  provided  with  respect  to  the
Registrant.

                                    BUSINESS

Industry Background

              The Internet, a network of hundreds of interconnected, separately administered public and commercial networks, has emerged as a global communications medium enabling millions of people to share information and conduct business electronically. During the past few years, the number of Internet users, advertisers and content developers and businesses online has grown dramatically. With readily-available, low-cost Internet access, consumers and businesses are making increased use of Web browsers, electronic mail, corporate intranets, telecommuting, online advertising and electronic commerce. According to Wireless Broadcasting Magazine, there are over 12 million Internet users in the United States. According to Jupiter Communications, the number of Internet households worldwide will grow from an estimated 23.4 million in 1996 to 66.6 million by 2000. The Company believes that this growth in the number of users will drive more substantial increases in both Internet advertising, which International Data Corporation ("IDC") estimates will grow from $181 million in 1996 to $2.9 billion in 2000, and Internet commerce, which IDC estimates will grow from $318 million in 1995 to $95 billion in 2000.

              Internet usage continues to be stimulated by a number of factors, including the emergence of the World Wide Web, the increasing sophistication of Internet browsers and Web-enabled software, the availability of low-cost, flat-rate pricing for Internet access and online services, and the wealth of increasingly useful information published on the Internet. Increased Internet usage and the availability of powerful new tools for the development and distribution of Internet content have led to a proliferation of Internet-based services, such as advertising, online magazines, specialized news feeds, interactive games and educational and entertainment applications, that are increasingly incorporating multimedia information such as video and near-CD-quality audio clips. The Internet has the potential to become a platform through which consumers and businesses easily access rich multime-dia information and entertainment, creating new sources of revenue for advertisers, content providers and businesses. The growth of

Internet   advertising  and  commerce  depends,  in  part,  on  the  ability  of advertisers and online merchants to deliver a compelling multi-media message to attract viewers and potential customers.

              It is estimated that approximately 40% of US households have personal computers and that 60% of businesses already have Internet access or will have access within one year. Almost all of the access is provided over local telephone company circuits, most of which are limited by current technology to providing 56 Kbps access. Many telephone companies also offer ISDN telephone service, with 128 Kbps or T-1 lines, with 1.4 Mbps, but such lines are not available in every area and are more expensive. Currently, the typical Internet users uses a modem with 14.4 Kbps to 33.6 Kbps capabilities. In early 1997, dial-up modems offering a peak data transmission speed of 56 Kbps were introduced for use with ISP/OSPs over existing telephone lines, although many ISP/OSPs do not yet support this transmission speed. The lack of a universal standard has slowed the rate of adoption of faster modems. Integrated Services Digital Network ("ISDN") technology enables a peak data transmission speed of 128 Kbps between the user and the ISP/OSP over specially conditioned telephone lines. Although ISDN technology has been available for several years, it has not been widely deployed due primarily to its high costs. Asymmetric Digital Subscriber Line ("ADSL") is currently the most prominent implementation of Digital Subscriber Line ("xDSL") technology, an emerging telecommunications protocol originally developed to deliver video on demand. ADSL enables peak data transmission speeds of 8.4 Mbps downstream from the ISP/OSP to the user and 640 Kbps upstream from the user to the ISP/OSP; however, typical implementations realize substantially lower data transmission speeds. ADSL access is priced significantly above other access services and is not expected to be widely available in the near term. Cable modem technology offers data transmission at speeds of 10 Mbps downstream and 10 Mbps upstream, with speeds comparable to wireless available only in those metropolitan areas where hybrid fiber-coaxial ("HFC") cable is installed at significant cost. The perceived advantage of cable modem access to the Internet is the availability of current infrastructure. However, businesses, which are the heaviest users of Internet services, are not typically wired for cable, and cable companies are already laden with debt and are burdened with a negative consumer perception.

              Satellite-delivered approaches such as direct broadcast satellite ("DBS") currently provide a peak data transmission speed of approximately 400 Kbps downstream and rely on dial-up modems and the telephony network for upstream transmission ("telephone return"). These approaches have scaling limitations due to the necessity of dividing a finite amount of satellite bandwidth among subscribers in a broad geographic area. Other wireless offerings rely on ground-based radios instead of satellites. Such offerings include multichannel multipoint distribution service ("MMDS"), low power television stations in the VHF bandwidth ("LPTV") and local multipoint distribution service ("LMDS"), which are one-way and two-way high-bandwidth wireless digital broadcasting systems, respectively. MMDS and LMDS are not yet widely available, require unobstructed "line-of-sight" transmission paths and may require additional radio frequency spectrum allocations, an entirely new distribution infrastructure and new equipment (including specialized radio modems).

Interjet Net System

              The Interjet Net system operates over a wireless spectrum allocated by the FCC, specifically in the microwave frequency of 6Mhz bandwidth. In the Salt Lake City area, Interjet Net has leased this frequency for ten years from an MMDS, Hispanic Information Telecommunications Network, Inc. ("HITN"). The HITN antenna is currently located in downtown Salt Lake City but is intended to be moved to a new site on Farnsworth Peak, which is in the line of sight to substantially all of the population area of Greater Salt Lake City. The antenna will operate at 10 watts and the space for the antenna will be licensed from a local television station. Salt Lake City is an ideal first market for the Company. The topography of the Salt Lake City area gives excellent line of sight transmission to the entire population area of 1.3 million. The Salt Lake City metropolitan area is rapidly growing, with a concentration of high technology enterprises.

              In each service area the Company will acquire ITFS transmitting equipment and a Hybrid Networks 64 QAM wireless modem system. The level of equipment currently in place in Salt Lake City, together with software packaged with the equipment, constitutes all the equipment necessary to service 6,000 subscribers simultaneously. Each subscriber is required to install software supplied by the Company and to purchase a wireless modem. Data is sent to the subscriber using the microwave bandwidth, while subscriber's transmissions (which typically involve only nominal amounts of data) are transmitted over conventional telephone lines and modems.
This system is patented by Hybrid Networks, Inc.

              Additional markets will be opened in a manner similar to Salt Lake City, using channels (MMDS or LPTV) either owned or leased. As of the date of this Memorandum the Company has secured rights in over 25 metropolitan areas with aggregate populations over 16 million. The second market to be opened is Beaumont, Texas, with 400,000 population.

Employees

              The Company has ten employees, including its officers. Upon the close of this offering, the Company intends to hire eight additional persons including one administrative, three in sales and marketing, and four technical.

Competition

              The markets for consumer and business Internet services are extremely competitive, and the Company expects that competition will intensify in the future. The Company's most direct competitors in these markets are ISPs, national long distance carriers and local exchange carriers, wireless service providers, OSPs and Internet content aggregators. Many of these competitors are offering (or may soon offer) technologies that will attempt to compete with some or all of the Company's high-speed data service offerings. Such technologies include Integrated Services Digital Network ("ISDN") and Digital Subscriber Line ("xDSL"). The Company also competes with other wireless, telephone or cable-based data services. The bases of competition include transmission speed, reliability of service, ease of access, price/performance, ease-of-use, content quality, quality of presentation, timeliness of content, customer support, brand recognition and operating experience. ISPs, such as BBN Corporation ("BBN"), Earthlink Network, Inc. ("Earth-link"), MindSpring Enterprises, Inc. ("MindSpring"), Netcom On-Line Communications Services, Inc. ("Netcom") and PSInet Inc. ("PSI-net"), provide basic Internet access to residential consumers and businesses, generally using existing telephone network infrastruc-tures. This method is widely available and inexpensive. Barriers to entry are low, resulting in a highly competitive and fragmented market. Long distance inter-exchange carriers, such as AT&T Corp. ("AT&T"), MCI Communications Corporation ("MCI"), Sprint Corporation ("Sprint") and WorldCom, Inc. ("WorldCom"), have deployed large-scale Internet access networks and sell connectivity to business and residential customers. The regional Bell operating companies ("RBOCs") and other local exchange carriers have also entered this field and are providing price competitive services, and cable television companies are also offering Internet access. Many of such carriers are offering diversified packages of telecommunications services, including Internet access service, to residential customers and could bundle such services together, which could place the Company at a competitive disadvantage.

              Wireless service providers, including AT&T and Hughes Network Systems, are developing wireless Internet connectivity, such as multichannel multipoint distribution service, local multi-point distribution service and digital broadcast satellite. OSPs include companies such as America Online, Inc. ("America Online"), CompuServe Corporation ("CompuServe"), Microsoft's Microsoft Network ("MSN"), Prodigy, Inc. ("Prodigy") and WebTV Networks Inc. ("WebTV") (which has agreed to be acquired by Microsoft) that provide, over the Internet and on proprietary online services, content and applications ranging from news and sports to consumer video conferencing. These services are designed for broad consumer access over telecommunications-based transmission media, which enables the provision of data services to the large group of consumers who have personal computers with modems. In addition, they provide basic Internet connectivity, ease-of-use and consistency of environment. In addition to developing their own content or supporting proprietary third-party content developers, online services often establish relationships with traditional broadcast and print media outlets to bundle their content into the service, such as the relationship of Microsoft with NBC to provide multime-dia news and information programming over both cable television and MSN.

              Content aggregators seek to provide a "one-stop" shop for Internet and online users. Their success depends on capturing audience flow, providing ease-of-use and offering a range of content that appeals to a broad audience. Their business models are predicated on attracting and retaining an audience for their set of offerings. Leading companies in this area include America Online, CompuServe, Excite, Inc. ("Excite"), Microsoft and Yahoo! Inc. ("Yahoo!"). In this market, competition occurs in acquiring both content providers and subscribers. The principal bases of competition in attracting content providers include quality of demographics, audience size, cost- effectiveness of the medium and ability to create differentiated experiences using aggregator tools. The principal bases of competition in attracting subscribers include richness and variety of content and ease of access to the desired content. The proprietary online services such as America Online, CompuServe and MSN have the advantage of a large customer base, industry experience, many content partnerships and significant resources.

              Many cable have developed their own cable-based services and market those services to unaffiliated cable system operators that are planning to deploy data services. Several cable system operators, including Time Warner Inc. ("Time Warner") and the Continental Cablevision subsidiary of U S WEST, Inc. ("US West"), have deployed high-speed Internet access services over their existing local HFC cable networks. Specifically, Time Warner, which is the second largest cable company in the United States, has established its own cable-based ISP with proprietary content, called Road Runner, which features a variety of Time Warner publications and services. Time Warner plans to market the Road Runner service through Time Warner's own cable systems as well as to other cable system operators nationwide. Continental Cablevision has developed another service called Highway One, which offers high--speed Internet services to its existing customers. Others that have publicly announced limited-area trials for their own cable-based Internet services include Adelphia, BellSouth Corporation ("Bell-South") and Jones Intercable, Inc. ("Jones Intercable"). Some of these companies such as Time Warner have their own substantial libraries of multimedia content and the other competitors could establish strategic relationships with content providers, which could provide them with a significant competitive advantage.

              Many of the Company's competitors and potential competitors have substantially greater financial, technical and marketing resources, larger subscriber bases, longer operating histories, greater name recognition and more established relationships with advertisers and content and application providers than the Company. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and devote substantially more resources to developing Internet services or online content than the Company. There can be no assurance that the

Company will be able to compete successfully against current or future competitors or that competitive pressures faced by the Company will not materially adversely affect the Company's business, operating results or financial condition. Further, as a strategic response to changes in the competitive environment, the Company may make certain pricing, service or marketing decisions or enter into acquisitions or new ventures that could have a material adverse effect on the Company's business, operating results or financial condition.

Properties

              The Company rents 300 square feet of office space in Houston, Texas for $500 per month on a month to month basis. The Company leases 700 square feet of office space in Newport Beach, California for $1,500 per month on a month to month basis. Additional office space is leased in downtown Salt Lake City for $2,800 per month on a five year lease for 2,800 square feet. The Company rents 2,000 square feet in Beaumont, Texas on a month to month basis for $3,000 per month.

                                   MANAGEMENT

Directors and Executive Officers

              The members of the Board of Directors of the Company serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. The following are the directors and executive officers of the Company.

         Name                               Age               Position

         Jon H. Marple                      57        President and Director

         Mary E. Blake                      44        Chief Financial Officer
                                                      Secretary, and
                                                              Director

         Brooks M. Freeman                  53                Director

         Jon H. Marple - Mr. Marple is the President and co-founder of
Interjet Net, Inc. He is also President of 720 Wireless, Inc. a telecommunications consulting firm incorporated in 1991. Previous-ly Mr. Marple owned and operated an Everett Washington radio station, KRKO-AM. He has worked as a communications attorney for both the Federal Communications Commission as well as the Washing-ton DC law firm of Dow Jones and Albertson. While associated with the FCC, Mr. Marple argued extensively before the Circuit Court of Appeals and prepared numerous briefs presented to the Supreme Court of the United States of America. Prior to his work with the FCC he served as a Sr. Trial Attorney for the United States Department of Justice. Mr. Marple received his law degree from the University of Washington in 1966 and his Bachelor of Science Degree from Brigham Young University in 1963.

         Mary E. Blake - Ms. Blake held the position of Director, Secretary and Treasurer of Micro-Lite Television since its inception. Ms. Blake was previously the Business Manager for Pro Maine Electronics and Ship Shape Yachts from 1989-1991, where she supervised the commissioning, outfitting and renovating of luxury yachts. From 1980-1988 Ms. Blake was the Business Manager for Kenneth A. Satin & Associates, a law firm. She was also employed by Southwestern Bell
Telephone Co. from 1976-1980 where she was the Business Office Supervisor managing sales, services and collections of over 25,000 accounts. He first two years in college were spent in Huntsville, Texas attending Sam Houston State University from 1971-1973 and then she transferred to Texas A&M University from 1973-1975, attending their business college.

         Brooks M. Freeman - Mr. Freeman is currently General Manger of Client/Server Computing for IBM's Asia Pacific Service Corporation in Hong Kong, responsible for implementation of wireless networks encompassing seven Asian countries. He is a former Director of Engineering at IBM (Scientific and Technical Computing, a $400 million business unit). Mr. Freeman acts as Managing General Partner of Caminito Cellular Partnership, a cellular telephone business, and as a partner in several communications related projects.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information relating to the beneficial ownership of Company Common Stock, by those persons beneficially holding more than 5% of the Company's capital stock, by each of the Company's directors and executive officers, and by all of the Company's directors and executive officers as a group.

                Name                                          Number of Shares          Percent of Class

        Mary E. Blake(1)                                            8,650,000                  76.4%

        Jon Marple(1)                                                      --                     --

        Brooks M. Freeman                                                  --                     --

        All officers and directors as
        a group (3 persons)                                         8,650,000                  76.4%


(1) Mr. Marple is the husband of Ms. Blake and disclaims benefi-cial ownership of the 8,650,000 shares held by her.

Item 7. Financial Statements, Pro Forma Financial Informa-tion and Exhibits.

              (a)(b) The required financial statements and pro forma financial information is filed herewith.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  September 18, 1997                             INTERJET NET CORPORATION



                                       By:
                                                       Jon H. Marple
                                                       President

                                                        9
                                Smith & Company
                          Certified Public Accountants

Members of:
American Institute of                                Crandall Building Suite 700
  Certified Public Accountants                       10 West 100 South
Utah Association of                                  Salt Lake City, Utah  84101
Certified Public Accountants                         Telephone:   (801) 575-8297


Board of Directors
InterJet Net
Salt Lake City, Utah


                          INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheet of Interjet Net (a development stage company) as of June 30, 1997, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from January 15, 1997 (date of inception) to June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InterJet Net as of June 30, 1997 and the results of its operations, changes in stockholders' equity and cash flows for the period from January 15, 1997 (date of inception) to June 30, 1997 in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the financial statements taken as a whole. The information in Schedule 1 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements, and in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

As discussed in Note 7 to the financial statements, effective July 31, 1997, the
 Company
entered into an Agreement and Plan of Reorganization with Picometrix, Inc., a publicly held Delaware corporation, whereby all of the outstanding shares of the Company were exchanged for 9,964,286 shares of Picometrix which is now known as Interjet Net Corporation. There was also a private placement of Interjet Net Corporation stock which was fully subscribed as of August 27, 1997. This private placement was for 680,000 shares at a price of $1.95 per share and provided the Company with total equity proceeds of $1,326,000.


SMITH & COMPANY


CERTIFIED PUBLIC ACCOUNTANTS

Salt Lake City, Utah
September 4, 1997


                                                   INTERJET NET
                                           (A Development Stage Company)

                                                   BALANCE SHEET


ASSETS                                                                                June 30, 1997
CURRENT ASSETS
         Cash in bank                                                           $                  406,871
         Stock subscription receivable (Note 6)                                                     75,000
         Prepaid expenses                                                                            5,905
TOTAL CURRENT ASSETS                                                            $                  487,776

PROPERTY AND EQUIPMENT (Notes 1 and 4)                                          $                  270,450

OTHER ASSETS
         Organization costs (Note 1)                                                                11,241
         Licenses and other (Note 5                                                                745,183

TOTAL OTHER ASSETS                                                              $                  756,424
                                                                                $                1,514,650

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
         Accounts Payable                                                       $                  179,178
         Accrued liabilities                                                                        22,158
         Income taxes payable                                                                          800
TOTAL CURRENT LIABILITIES                                                       $                  202,136

SHAREHOLDERS EQUITY Common Stock, no par value:
          Authorized 10,000 shares;
          Issued and outstanding 1,107.1429 shares                                              $1,695,252
         Deficit accumulated during development stage                                             (382,738)
TOTAL SHAREHOLDERS' EQUITY                                                      $                1,312.514
                                                                                $                1,514,650





                                       See Notes to the Financial Statements
                                                       3



                                                   INTERJET NET
                                           (A Development Stage Company)

                                              STATEMENT OF OPERATIONS


                                                                                       Period from
                                                                                         1/15/97
                                                                                        (date of
                                                                                      inception) to
                                                                                         6/30/97
Sales                                                                                       $            0
Cost of sales                                                                                            0
GROSS PROFIT                                                                    $                        0

General and administrative expenses (Schedule 1)                                                $  379,415
Depreciation and amortization (Note 1)                                                                   0
Interest and bank charges                                                                            3,323
                                                                                $                  382,738

Net Loss                                                                        $                (382,738)

EARNINGS (LOSS) PER COMMON SHARE
         Net income (loss)                                                      $                 (382.74)

         Weighted average number of common shares
           used to compute net income (loss) per
           weighted average share                                                                    1,000


                                       See Notes to the Financial Statements
                                                       4


                                                   INTERJET NET
                                           (A Development Stage Company)

                                   STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                                                    Deficit
                                                              Common Stock                        accumulated
                                                              No Par Value                          during
                                                                                                  development
                                                       Shares                Amount                  stage
Balance at inception 1/15/97                           0                   $ 0                      $        0
  Issuance of common stock for
   new business at $1,042.54
   per share                                           1,000              1,042,536
  Sale of common stock at
   $6,100.15 per share                                  107.1429            652,716
Net loss for period                                                                                   (382,738)
                                                  1,107.1429               1,695,252                  (382,738)






                                       See Notes to the Financial Statements
                                                       5



                                                   INTERJET NET
                                           (A Development Stage Company)

                                              STATEMENT OF CASH FLOWS


                                                                                       Period from
                                                                                         1/15/97
                                                                                        (date of
                                                                                      inception) to
                                                                                         6/30/97
OPERATING ACTIVITIES
         Net loss                                                               $                (382,738)
         Changes in assets and liabilities:
           Prepaid expenses                                                                        (5,905)
           Accounts payable                                                                        179,178
           Accrued liabilities                                                                      22,158
           Income taxes                                                                                800
  NET CASH REQUIRED BY OPERATING ACTIVITIES                                                      (186,507)

INVESTING ACTIVITIES
         Organization costs                                                     $                  (6,622)
  NET CASH REQUIRED BY INVESTING ACTIVITIES                                     $                  (6,622)

FINANCING ACTIVITIES
         Sale of common stock                                                   $                  600,000
  NET CASH PROVIDED BY FINANCING ACTIVITIES                                     $                  600,000

INCREASE IN CASH AND CASH EQUIVALENTS                                                              406,871

         Cash and cash equivalents at beginning of period                                                0
  CASH AND CASH EQUIVALENTS AT END OF PERIOD                                    $                  406,871


Supplemental  Disclosure  of Cash Flow  Information  Cash paid during the period for:
           Interest                                                             $                        0
           Income taxes                                                                                  0

Noncash investing and financing activities
         During the period ended June 30, 1997, the Company issued 1,000 shares of common stock for assets valued at $699,000 and expenses of $321,252.


                                       See Notes to the Financial Statements
                                                       6

                                                   INTERJET NET
                                           (A Development Stage Company)

                                           NOTES TO FINANCIAL STATEMENTS
                                                   June 30, 1997


NOTE 1:           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Business Activity:
                  The Company was incorporated on January 15, 1997 in Nevada as Lightspeed Net. On February 26, 2997 the name was changed to InterJet Net. There have been no sales of products or services through June 30, 1997. The Company acquired the bulk of its assets during June of 1997 in anticipation of beginning operations in the third quarter of 1997. No depreciation or amortization has yet been recognized.

                  Earnings (Loss) Per Share
                  Earnings (Loss) per share amounts are calculated based on the weighted average number of shares outstanding during the period.

                  Organization costs:
                  Organization costs will be amortized over a five year period.

                  Property and Equipment:
                  Property and equipment will be depreciated over their estimated useful lives. Depreciation and amortization will be computed using straight-line methods over an estimated life of five to seven years.

                  Cash and Cash Equivalents:
                  For financial statement purposes, the Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

                  Income taxes:
                  The Company records the income tax effect of transactions in the same year that the transactions enter into the determination of income, regardless of when the transactions are recognized for tax purposes. Tax credits are recorded in the year realized.

                  The Company utilizes the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes"(SFAS 109). Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax

                                                   INTERJET NET
                                         (A Development Stage Corporation)

                                           NOTES TO FINANCIAL STATEMENTS
                                                    (continued)
                                                   June 30, 1997


                  bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

                  Estimates:
                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses during the reporting period. Estimates also effect the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from these estimates.

NOTE 2:           DEVELOPMENT STAGE COMPANY - MANAGEMENT'S PLANS
                  The Company has been in the development stage since its inception. The Company, subsequent to June 30, 1997, has commenced operations to provide high-speed wireless internet access for home and business use in the Salt Lake City, Utah market.

NOTE 3:           RELATED PARTY TRANSACTIONS
                  The Company acquired assets valued at $699,000 from an officer in exchange for 1,000 shares of common stock. The officer paid costs of $321,252 on behalf of the Company as additional consideration for the stock. The assets were recorded on the Company's books at their historical cost to the officer.

                  The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                                                   INTERJET NET
                                           (A Development Stage Company)

                                           NOTES TO FINANCIAL STATEMENTS
                                                    (continued)
                                                   June 30, 1997

NOTE 4:           PROPERTY AND EQUIPMENT
                  Property and equipment as of June 30, 1997 are summarized as follows:

                                                        Cost            Depreciation             Net Book Value
                  Furniture                   $              9,489   $                   0   $                9,489
                  Equipment                                248,427                       0                  248,427
                  Transmission
                    Equipment                               12,534                       0                   12,534
                                              $            270,450   $                   0   $              270,450

NOTE 5:           LICENSES AND OTHER
                  The Company owns various MMDS and LPTV (wireless cable) licenses to operate in various cites. A summary is as follows:

                  MMDS Channel rights                                $    40,183
                  LPTV rights and licenses                               705,000
                                                                     $   745,183

NOTE 6:           STOCK SUBSCRIPTION RECEIVABLE

                  The Company sold 107.1429 shares of common stock June 30, 1997 subject to receipt of the $675,000 subscription price. The first installment of $75,000 was received July 2, 1997. For purposes of these financial statements, it is assumed that the shares were issued on June 30, 1997.

NOTE 7:           SUBSEQUENT EVENTS

                  In July, 1997 the Company entered into a one-year operating leases for office space in Salt Lake City, Utah ($3,208 per month) and Newport Beach, California ($5,015 per month).

                                                   INTERJET NET
                                           (A Development Stage Company)

                                           NOTES TO FINANCIAL STATEMENTS
                                                    (continued)
                                                   June 30, 1997

NOTE 7:           Effective July 31, 1997, the Company entered into an Agreement and Plan of
(contd.)          Reorganization with Picometrix, Inc., a publicly held Delaware corporation,
                  whereby all of the outstanding shares of the Company were exchanged for 9,964,286 shares of Picometrix which is now known as Interjet Net Corporation. There was also a private placement of Interjet Net Corporation stock which was fully subscribed as of August 7, 1997. The private placement was for 680,000 shares at a price of $1.95 per share and provided the Company with total equity proceeds of $1,326,000.



                                                                                                         SCHEDULE 1
                                                   INTERJET NET
                                           (A Development Stage Company)

                                        GENERAL AND ADMINISTRATIVE EXPENSES

                                                                                       Period from
                                                                                         1/15/97
                                                                                        (date of
                                                                                      inception) to
                                                                                         6/30/97

Accounting                                                                      $                      400
Automobile expense                                                                                  17,944
Consulting                                                                                          25,472
Insurance                                                                                           14,511

Legal                                                                                                5,155
Marketing and advertising                                                                              115
Meals and entertainment                                                                              3,712
Office expense                                                                                      10,005

Outside services                                                                                     3,864
Payroll taxes and benefits                                                                           4,467
Postage                                                                                              4,794
Relocation expense                                                                                   1,299

Rent expense                                                                                        33,003
Salaries                                                                                           205,115
Taxes and licenses                                                                                     800

Telephone                                                                                           18,864
Travel                                                                                              29,905
                                                                                $                  379,415



         The accompanying pro forma financial statements give effect to the acquisition of Interjet Net, a Nevada Corporation, ("Interjet Nevada") by Interjet Net Corporation, a Delaware Corporation formerly known as Picometrix, Inc. (the "Company") for 9,964,286 shares of Company Common Stock, or approximately 88% of the outstanding shares of Company Common Stock. As a result, Interjet Nevada is described for financial reporting purposes to have acquired the company by the issuance of 1,356,377 for its net assets valued at $0.

                            Pro Forma Balance Sheets
                                  June 30, 1997

                                     ASSETS

                                       Interjet Net, Inc.       Picometrix, Inc.                                      Pro Forma
                                           Historical              Historical                Pro Forma                 Balance
                                          June 30, 1997           June 30, 1997             Adjustments                Sheets
Current Assets
    Cash                              $           406,871      $                        $                       $           406,871
    Prepaid Expenses                                5,905                                                                     5,905
    Stock Subscription Receivables                 75,000                                                                    75,000
       Total Current Assets           $           487,776      $                        $                       $           487,776

Property and Equipment                $           270,450      $                        $                       $           270,450

Other Assets
    Licenses and other                            745,183                                                                   745,183
    Organization Costs                             11,241                                                                    11,241
       Total Other Assets             $           756,424      $                        $                       $           756,424
       Total Assets                   $         1,514,650      $                        $                       $         1,514,650

                             LIABILITIES AND CAPITAL
Current Liabilities
    Accounts Payable                  $           179,178      $            2,252       $       (2,252)(A)      $           179,178
    Accrued Liabilities                            22,158                                                                    22,158
    Income Taxes Payable                              800                                                                       800
       Total Current Liabilities      $           202,136      $            2,252       $       (2,252)(A)      $           202,136

Stockholders' Equity
Common Stock                          $         1,695,252      $              425       $   (1,684,357)(B)      $            11,320
Paid-in Capital                                         0                     821             1,683,111(B)                1,683,932
Accumulated Deficit                             (382,738)                 (3,498)                    3,498                (382,738)
    Total Stockholders' Equity        $         1,312,514      $          (2,252)       $            2,252      $         1,312,514

    Total Liabilities and
      Stockholders' Equity            $         1,514,650      $                        $                       $         1,514,650





                           Pro Forma Income Statement
                    Inception (January 1997) to June 30, 1997

                                                                                                                      Pro Forma
                                                                                             Pro Forma                 Income
                                          Interjet Net          Picometrix, Inc.            Adjustments               Statement
Sales                                 $                --      $               --       $               --      $                --

Expenses
    General and Administrative                    382,738                     537                 (537)(C)                  382,738

       Total Expenses                 $           382,738      $                        $                       $           382,738

Net Operating Income                  $         (382,738)      $            (537)       $           537(C)      $         (382,738)

Other Income
    Forgiveness of Debt                                                       697                 (697)(C)
       Total Other Income                                                     697                 (697)(C)

Net Income (Loss)                     $         (382,738)      $              160       $         (160)(C)      $           382,738



                          Notes to Proforma Statements

(A) Represents $2,252 in accounts payable to a former officer, of which $1,555 was converted to 362,690 shares of Common Stock and $697 was forgiven. All share numbers give effect to a 2.339936355-for-one stock dividend effected immediately before closing of the acquisition
(B) Proforma adjustments to Stockholders' equity are calculated as follows:

                                                                                                                          Total
                                                    Number of                          Paid In        Accumulated     Stockholders
                                                     Shares            Amount          Capital          Deficit          Equity
Interjet
Prior to Acquisition                                  1007.1429   $    1,695,252   $           0    $    (382,738)   $    1,312,514

Exchange for Company Shares
par value $.001                                  9,963,278.8751      (1,695,252)                                                  -

Issuance of Shares to
    acquire assets of
    Picometrix                                        1,356,377            1,356         (1,356)           (3,498)          (3,498)

Elimination of Deficit
    Earnings of Picometrix                                                                                   3,498            3,498

    Totals                                           11,320,663           11,320       1,683,932         (382,738)        1,312,514


